As filed with the Securities and Exchange Commission on
March 6, 2009.
                                       Registration No. 333-46068
=================================================================


              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                      POST-EFFECTIVE  AMENDMENT NO. 2

                                   TO

                                 FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DYNASIL CORPORATION OF AMERICA
           (Exact name of registrant as specified in its charter)

               Delaware                           22-1734088
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)                 Identification No.)

                         385 Cooper Road
                         West Berlin, NJ 08091
                           (856) 767-4600
                (Address of Principal Executive Offices)

                        1996 STOCK INCENTIVE PLAN
                        1999 STOCK INCENTIVE PLAN
                        EMPLOYEE STOCK PURCHASE PLAN

                          (Full title of the plan)


                              Craig T. Dunham
                         President and Chief Executive Officer
                           Dynasil Corporation of America

                         385 Cooper Road
                         West Berlin, NJ 08091
                           (856) 767-4600
 (Name, address, telephone number, including area code, of agent for service)

                              with a copy to:
                             Gerald Chalphin, Esq.
                             427 E. Mt. Pleasant Avenue
                             Philadelphia, PA 19119
                             (215) 248-1113

                         CALCULATION OF REGISTRATION FEE
                      Proposed       Proposed
                      Maximum        Maximum
Title of Securities   Amount         Offering  Aggregate  Amount of
to be Registered      to be          Price     Offering   Registration
                      Registered(1)  Per Unit  Price      Fee
-----------------------------------------------------------------------
Common Stock, $.0005
par value (2)(3)      1,500,000 shares $1.10   $1,725,000  $152.00

TOTAL REGISTRATION FEE                         $152.00

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Dynasil Corporation of America 1999 Stock Incentive Plan and Employee Stock Purchase Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon the $1.10 per share average of the bid and asked price for the registrant's common stock on the over the counter market on March 3, 2009 (a date within five business days prior to the date of filing the Registration Statement).

(3) Shares to be issued pursuant to the Dynasil Corporation of America 1999 Stock Incentive Plan

          This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 ("Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement, Registration No. 333-46068 on Form S-8 filed with the Securities and Exchange Commission on September 19, 2000, pursuant to which the Company registered an aggregate of 650.000 shares of the Company's common stock, $0.0005 par value per share and Post-Effective Amendment No. 1 to the Registration Statement pursuant to which the Company registered an additional 900,000 shares under the 1999 Stock Incentive Plan and an additional 300,000 shares under its Employee Stock Purchase Plan.

         On February 3, 2009, the Registrant increased the number of shares available under the 1999 Stock Incentive Plan by 1,500,000 shares. This Post-Effective Amendment increases the total number of shares under the 1999 Stock Incentive Plan registered under the Registration Statement to 2,850,000.

Item 8. Exhibits.

Exhibit Number     Description

5                  Opinion of Gerald Chalphin, Esq.

23(a) Consent of Gerald Chalphin, Esq. (included in Exhibit 5 to this Registration Statement)

23(b)              Consent of Haefele, Flanagan & Co., p.c.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Berlin, State of New Jersey on March 6, 2009.

                                        DYNASIL CORPORATION OF
AMERICA


                                        By: /s/ Craig T. Dunham*
                                            ---------------------
                                        Name: Craig T. Dunham
                                        Title: President and
                                           Chief Executive
                                           Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or post-effective amendment thereto, has been signed below by the following persons in the capacities and on the 6th day of March, 2009.

Signature                                   Title

/s/ Craig T. Dunham*              President and Chief Executive
                                  Officer, Director
Craig T. Dunham

/s/ Paul Weaver                   Principal Financial and
                                  Accounting Officer
----------------------------
Paul Weaver

 /s/ James Saltzman               Director
----------------------------
James Saltzman


/s/ Cecil Ursprung*               Director
----------------------------
Cecil Ursprung


/s/ Peter Sulick*                 Director
----------------------------
Peter Sulick
* pursuant to Power of Attorney


                       EXHIBIT INDEX

Exhibit No.            Description of Document

5                      Opinion of Gerald Chalphin, Esq.

23(a)                  Consent of Haefele, Flanagan & Co., p.c.,
                       Independent Public Accountants

23(b)                  Consent of Gerald Chalphin
                       (included in Exhibit 5)

24                     Powers of Attorney (previously
                       filed with Post-Effective Amendment No. 1 to the Registration Statement)